GEOLOGISTICS LLC

Estimate of Future Reserves and Revenues

for Three Forks Inc.

Interest in Certain Oil and Gas Properties in Various Fields

of Louisiana and Texas

as of December 31, 2014

June 6, 2016

Mr. Thomas Ness, President
Three Forks Inc.
P.O. Box 1510,
Johnstown Co. 80534

Dear Mr. Ness:

As per your request, I have estimated the proved, probable, and possible reserves and future cash flows, as of December 31, 2014, to the Three Forks Inc. interest of certain oil and gas properties in Louisiana and Texas. No data was provided for any Probable or Possible reserves, and discussion with company personnel indicated that the Probable and Possible Reserve categories are zero. This report was prepared on June 6th, 2016. Production data at that date was available through March, 2016. That data is included in the report. The pricing used in the report is the 2014 averages of Henry Hub (gas) and WTI (oil) spot prices for the first of the month obtained from the EIA historical data base. The report is classified in accordance with definitions of and prepared under the guidelines provided by the U.S. Securities and Exchange Commission as found in 17 CFR Parts 210, 211,229, and 249 and a summation of these definitions is included as a portion of this report.

The estimated future reserves and net revenues, discounted at 0 and 10%, to the Three Forks Inc. interest in these oil and gas properties as of December 31, 2014 are:

		Company Reserves					Future Net Revenue Before income Taxes (M$)	
		Crude Oil (MBO)			Natural Gas (MMCF)		Discounted	
		Gross	Net		Gross	Net	0%	10%
Louisiana								
	PDP	7.0	3.8		0.0	0.0	-298.7	-259.5
	PUD	-	-	-	-	-	-	-
	Prob	-	-	-	-	-	-	-
	Poss	-	-	-	-	-	-	-
Texas								
	PDP	55.5	30.1		1.7	0.5	441.3	133.2
	PUD	-	-	-	-	-	-	-
	Prob	-	-	-	-	-	-	-
	Poss	-	-	-	-	-	-	-
Total								
	PDP	62.5	33.9		1.7	0.5	142.5	-126.3
	PUD	-	-	-	-	-	-	-
	Prob	-	-	-	-	-	-	-
	Poss	-	-	-	-	-	-	-

Oil volumes are stated in thousands of barrels of oil (MBO or Mbbls); a barrel being equal to 42 US gallons. Gas volumes are stated in millions of cubic feet (MMcf) at standard temperature and pressure. The estimates shown in this report show only Proved Producing Reserves, discussions with the company indicated that there are no Proven Undeveloped (PUD), Probable (PROB), or Possible (POSS) reserves on the properties.

Oil prices used in this report are taken from the EIA database using unweighted first of the month WTI pricing for January through December 2014. Where no data exists for the first of the month in any given month the last listed price from the previous month is used. The average 2014 oil price before quality and marketing differentials is $95.28/bbl.

Gas prices used in this report are taken from the EIA database using unweighted first of the month Henry Hub pricing for January through December 2014. Where no data exists for the first of the month in any given month the last listed price from the previous month is used. The average 2014 gas price before adjustments for BTU content and marketing differential is $4.36/MMBTU.

Oil prices are adjusted for quality and marketing differential. Gas prices are adjusted for BTU content and marketing differential. Both oil and gas prices are kept constant through the economic life of the properties.

Operating costs for the properties are based on the 2014 internal Three Forks Inc. LOE report which show net operating costs for each well inclusive of overhead charges. There were also undefined capital charges for many of the wells in the company's Capital Report. Due to a lack of detail for the capital charges and a lack of major production changes on the associated production graphs all of the capital items are included in the LOE totals used for the wells. Most of the leases have SWD wells that have assigned LOE costs. All LOE costs for SWD and non-producing wells were allocated to the producing wells based on the annual oil production on a lease basis. These costs are held constant without escalation through the economic life of the wells.

Due to the lack of PUD, PROB, POSS, and PDNP reserves there are no capital cost associated with these reserves other than P&A costs. P&A cost are expected to average $50,000/well after equipment salvage. Each well including all SWD and shut-in non-producing wells are burdened a gross capital cost of $50,000 upon lease abandonment. The P&A capital for all wells on a lease is scheduled 100 days beyond the date the last well on that lease goes uneconomic.

These properties were subsequently sold by the company in September, 2015; therefore, no field visit was done on the properties as I believed a field visit would not have changed these estimates. Future net income is based upon gross income from future production, less direct expenses, estimated future well abandonment costs and applicable state and local taxes. No allowance was made for depletion, depreciation, income taxes or administrative expense.

The reserves presented in this report have been estimated using engineering and geological methods accepted in the industry and I used standard engineering deterministic methods including but not limited to performance analysis. The report has been prepared in accordance with the "Standards to the Estimating and Auditing of Oil and Gas Reserves Information" as proclaimed by the Society of Petroleum Engineers, the SPE Standards.

The data used is the estimates in this report were obtained from Three Forks Inc., Five Jab Inc. which is the operator of all of the properties, public commercial data, and data from the Louisiana Department of Natural Resources and the Texas Railroad Commission. Titles to the evaluated properties have not been examined by me nor has the actual degree or type of interest owned been independently confirmed. No consideration was given in this report to potential environmental liabilities which may exist, nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices.

I own no interest in these properties nor am I employed on a contingent basis. As the technical person responsible for preparing the estimates presented herein, I meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the SPE Standards.

Sincerely,

Anthony B. Gale

President Geologistics LLC.

Date : 06/07/2016 10:24:52AM

ECONOMIC SUMMARY PROJECTION

Proved Producing Rsv Class & Category

Project Name : TFI 2014 Year End Reserves
Partner : All Cases
Case Type : REPORT BREAK TOTAL CASE

As Of Date : 01/01/2015
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 2,863.83
Cum Gas (MMcf) : 3,784.68

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2015	12.78	1.74	6.80	0.49	91.72	5.05	623.75	2.47	0.00
2016	4.24	0.00	2.30	0.00	91.15	0.00	210.10	0.00	0.00
2017	3.98	0.00	2.16	0.00	91.15	0.00	196.97	0.00	0.00
2018	3.76	0.00	2.04	0.00	91.15	0.00	186.29	0.00	0.00
2019	3.56	0.00	1.93	0.00	91.15	0.00	176.20	0.00	0.00
2020	3.37	0.00	1.83	0.00	91.15	0.00	167.10	0.00	0.00
2021	3.18	0.00	1.73	0.00	91.15	0.00	157.60	0.00	0.00
2022	3.01	0.00	1.64	0.00	91.15	0.00	149.06	0.00	0.00
2023	2.85	0.00	1.55	0.00	91.15	0.00	140.99	0.00	0.00
2024	2.70	0.00	1.47	0.00	91.15	0.00	133.71	0.00	0.00
2025	2.55	0.00	1.38	0.00	91.15	0.00	126.11	0.00	0.00
2026	2.41	0.00	1.31	0.00	91.15	0.00	119.27	0.00	0.00
2027	2.28	0.00	1.24	0.00	91.15	0.00	112.81	0.00	0.00
2028	2.16	0.00	1.17	0.00	91.15	0.00	106.98	0.00	0.00
2029	2.04	0.00	1.11	0.00	91.15	0.00	100.90	0.00	0.00
Rem	7.66	0.00	4.16	0.00	91.15	0.00	379.10	0.00	0.00
Total	62.52	1.74	33.82	0.49	91.27	5.05	3,086.96	2.47	0.00
Ult	2,926.35	3,786.42							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2015	8.00	48.76	6.60	675.00	0.00	277.57	0.00	0.00	-381.71	-366.64
2016	1.00	9.68	5.25	337.50	0.00	71.62	0.00	0.00	-213.95	-561.48
2017	1.00	9.08	4.92	0.00	0.00	71.62	0.00	0.00	111.34	-473.68
2018	1.00	8.59	4.66	0.00	0.00	71.62	0.00	0.00	101.43	-400.96
2019	1.00	8.12	4.41	0.00	0.00	71.62	0.00	0.00	92.05	-340.95
2020	1.00	7.70	4.18	0.00	0.00	71.62	0.00	0.00	83.60	-291.41
2021	1.00	7.26	3.94	0.00	0.00	71.62	0.00	0.00	74.78	-251.13
2022	1.00	6.87	3.73	0.00	0.00	71.62	0.00	0.00	66.85	-218.39
2023	1.00	6.50	3.52	0.00	0.00	71.62	0.00	0.00	59.34	-191.97
2024	1.00	6.16	3.34	0.00	0.00	71.62	0.00	0.00	52.58	-170.68
2025	1.00	5.81	3.15	0.00	0.00	71.62	0.00	0.00	45.52	-153.93
2026	1.00	5.50	2.98	0.00	0.00	71.62	0.00	0.00	39.17	-140.83
2027	1.00	5.20	2.82	0.00	0.00	71.62	0.00	0.00	33.17	-130.74
2028	1.00	4.93	2.67	0.00	0.00	71.62	0.00	0.00	27.76	-123.06
2029	1.00	4.65	2.52	0.00	0.00	71.62	0.00	0.00	22.11	-117.50
Rem.		17.47	9.48	112.50	0.00	311.15	0.00	0.00	-71.49	-8.77
Total		162.28	68.19	1,125.00	0.00	1,591.42	0.00	0.00	142.54	-126.27

Disc. Initial Invest. (M$) : 0.00
RO Investment (disc/undisc) : 0.00 / 0.00
Years to Payout : 0.00
Internal ROR (%) : 0.00

Present Worth Profile (M$)

PW	5.00% :	-14.60
PW	8.00% :	-86.41
PW	10.00% :	-126.27
PW	12.00% :	-160.62
PW	15.00% :	-203.38
PW	20.00% :	-256.42

Date : 06/07/2016 10:24:52AM

ECONOMIC SUMMARY PROJECTION

Proved Producing Rsv Class & Category
LA State

Project Name : TFI 2014 Year End Reserves
Partner : All Cases
Case Type : REPORT BREAK TOTAL CASE

As Of Date : 01/01/2015
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 1,564.82
Cum Gas (MMcf) : 2,699.96

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2015	7.00	0.00	3.77	0.00	92.44	0.00	348.07	0.00	0.00
2016	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	7.00	0.00	3.77	0.00	92.44	0.00	348.07	0.00	0.00
Ult	1,571.82	2,699.96							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2015	4.00	36.58	0.00	112.50	0.00	160.20	0.00	0.00	38.79	42.57
2016	0.00	0.00	0.00	337.50	0.00	0.00	0.00	0.00	-337.50	-259.50
Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		36.58	0.00	450.00	0.00	160.20	0.00	0.00	-298.71	-259.50

Disc. Initial Invest. (M$) :	0.00
RO Investment (disc/undisc) :	0.00 / 0.00
Years to Payout :	0.00
Internal ROR (%) :	0.00

Present Worth Profile (M$)

PW	5.00% :	-278.11
PW	8.00% :	-266.72
PW	10.00% :	-259.50
PW	12.00% :	-252.55
PW	15.00% :	-242.62
PW	20.00% :	-227.23

Date : 06/07/2016 10:24:52AM

ECONOMIC SUMMARY PROJECTION

Proved Producing Rsv Class & Category
TX State

Project Name : TFI 2014 Year End Reserves
Partner : All Cases
Case Type : REPORT BREAK TOTAL CASE

As Of Date : 01/01/2015
Discount Rate (%) : 10.00
Custom Selection

Cum Oil (Mbbl) : 1,299.01
Cum Gas (MMcf) : 1,084.72

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Net Oil (Mbbl)	Net Gas (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil Revenue (M$)	Gas Revenue (M$)	Misc. Revenue (M$)
2015	5.78	1.74	3.04	0.49	90.82	5.05	275.68	2.47	0.00
2016	4.24	0.00	2.30	0.00	91.15	0.00	210.10	0.00	0.00
2017	3.98	0.00	2.16	0.00	91.15	0.00	196.97	0.00	0.00
2018	3.76	0.00	2.04	0.00	91.15	0.00	186.29	0.00	0.00
2019	3.56	0.00	1.93	0.00	91.15	0.00	176.20	0.00	0.00
2020	3.37	0.00	1.83	0.00	91.15	0.00	167.10	0.00	0.00
2021	3.18	0.00	1.73	0.00	91.15	0.00	157.60	0.00	0.00
2022	3.01	0.00	1.64	0.00	91.15	0.00	149.06	0.00	0.00
2023	2.85	0.00	1.55	0.00	91.15	0.00	140.99	0.00	0.00
2024	2.70	0.00	1.47	0.00	91.15	0.00	133.71	0.00	0.00
2025	2.55	0.00	1.38	0.00	91.15	0.00	126.11	0.00	0.00
2026	2.41	0.00	1.31	0.00	91.15	0.00	119.27	0.00	0.00
2027	2.28	0.00	1.24	0.00	91.15	0.00	112.81	0.00	0.00
2028	2.16	0.00	1.17	0.00	91.15	0.00	106.98	0.00	0.00
2029	2.04	0.00	1.11	0.00	91.15	0.00	100.90	0.00	0.00
Rem	7.66	0.00	4.16	0.00	91.15	0.00	379.10	0.00	0.00
Total	**55.52**	**1.74**	**30.06**	**0.49**	**91.12**	**5.05**	**2,738.89**	**2.47**	**0.00**
Ult	**1,354.53**	**1,086.46**							

Year	Well Count	Net Tax Production (M$)	Net Tax AdValorem (M$)	Net Investment (M$)	Net Lease Costs (M$)	Net Well Costs (M$)	Other Costs (M$)	Net Profits (M$)	Annual Cash Flow (M$)	Cum Disc. Cash Flow (M$)
2015	4.00	12.18	6.60	562.50	0.00	117.37	0.00	0.00	-420.50	-409.21
2016	1.00	9.68	5.25	0.00	0.00	71.62	0.00	0.00	123.55	-301.98
2017	1.00	9.08	4.92	0.00	0.00	71.62	0.00	0.00	111.34	-214.18
2018	1.00	8.59	4.66	0.00	0.00	71.62	0.00	0.00	101.43	-141.45
2019	1.00	8.12	4.41	0.00	0.00	71.62	0.00	0.00	92.05	-81.45
2020	1.00	7.70	4.18	0.00	0.00	71.62	0.00	0.00	83.60	-31.91
2021	1.00	7.26	3.94	0.00	0.00	71.62	0.00	0.00	74.78	8.37
2022	1.00	6.87	3.73	0.00	0.00	71.62	0.00	0.00	66.85	41.11
2023	1.00	6.50	3.52	0.00	0.00	71.62	0.00	0.00	59.34	67.53
2024	1.00	6.16	3.34	0.00	0.00	71.62	0.00	0.00	52.58	88.82
2025	1.00	5.81	3.15	0.00	0.00	71.62	0.00	0.00	45.52	105.57
2026	1.00	5.50	2.98	0.00	0.00	71.62	0.00	0.00	39.17	118.67
2027	1.00	5.20	2.82	0.00	0.00	71.62	0.00	0.00	33.17	128.76
2028	1.00	4.93	2.67	0.00	0.00	71.62	0.00	0.00	27.76	136.44
2029	1.00	4.65	2.52	0.00	0.00	71.62	0.00	0.00	22.11	142.00
Rem.		17.47	9.48	112.50	0.00	311.15	0.00	0.00	-71.49	-8.77
Total		**125.70**	**68.19**	**675.00**	**0.00**	**1,431.22**	**0.00**	**0.00**	**441.25**	**133.23**

Disc. Initial Invest. (M$) :	0.00
RO Investment (disc/undisc) :	0.00 / 0.00
Years to Payout :	0.00
Internal ROR (%) :	0.00

Present Worth Profile (M$)

PW	5.00% :	263.51
PW	8.00% :	180.31
PW	10.00% :	133.23
PW	12.00% :	91.94
PW	15.00% :	39.23
PW	20.00% :	-29.19

6/7/2016 3:19:34PM

Economic One-Liners

Project Name : TFI 2014 Year End Reserves

As of Date: 1/1/2015

Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Producing Rsv Class & Category	**Total**	**33.82**	**0.49**	**3,086.96**	**2.47**	**0.00**	**1,821.89**	**1,125.00**	**142.54**	**-126.27**	**19.35**
Proved Producing Rsv Class & Category **LA State**	**Total**	**3.77**	**0.00**	**348.07**	**0.00**	**0.00**	**196.78**	**450.00**	**-298.71**	**-259.50**	**0.91**
Proved Producing Rsv Class & Category **LA State** **EVANGELINE (LA) County** **BASILE, EAST Field **P&A December 2014**											
Lafleur SWD #1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Richard Lafluer #1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Larry Lafluer #B-1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Proved Producing Rsv Class & Category **LA State** **EVANGELINE (LA) County** **FENRIS Field**											
Leroy Fontenot SWD #2 - 001-ALT	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-35.20	0.00
Guillory #1 - 001-ALT	*P-DP*	0.67	0.00	58.16	0.00	0.00	31.59	37.50	-10.93	-9.19	0.50
Berzas #1 - 001	*P-DP*	0.67	0.00	58.77	0.00	0.00	46.69	37.50	-25.42	-23.34	0.50
Proved Producing Rsv Class & Category **LA State** **ST MARY (LA) County** **CHARENTON Field**											
Shore Oil Company #1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Shore Oil Co SWD #2 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Shore Oil Company #3 - 003	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Sterling Sugars #1 - 001	*P-DP*	1.56	0.00	149.27	0.00	0.00	87.30	37.50	24.48	26.66	0.91
Shore Oil Company #4 - 004	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Shore Oil Company #5 - 005	*P-DP*	0.86	0.00	81.87	0.00	0.00	31.20	37.50	13.16	16.52	0.33
Shore Oil Company #9 - 009	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Paramount Petroleum #1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Shore Oil Co SWD #1 - 001	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-33.56	0.00
Proved Producing Rsv Class & Category **TX State**	**Total**	**30.06**	**0.49**	**2,738.89**	**2.47**	**0.00**	**1,625.11**	**675.00**	**441.25**	**133.23**	**19.35**

Economic One-Liners

Project Name : TFI 2014 Year End Reserves

As of Date: 1/1/2015

Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Producing Rsv Class & Category											
TX State											
JASPER (TX) County											
CHAMPION Field											
Arco Fee #2 - 2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Proved Producing Rsv Class & Category											
TX State											
JASPER (TX) County											
CHAMPION, WEST Field											
Arco Fee #1 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Arco Fee #3 SWD - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Proved Producing Rsv Class & Category											
TX State											
JASPER (TX) County											
RED BANK CREEK Field											
Arco Fee E-1 - E 1	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Proved Producing Rsv Class & Category											
TX State											
MONTGOMERY (TX) County											
CONROE Field											
HOOPER, FANNIE #1 swd - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	18.75	-18.75	-18.17	0.00
Fannie Hooper #2 - 2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	18.75	-18.75	-18.17	0.00
Fannie Hooper #3 - 3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	18.75	-18.75	-18.17	0.00
Fannie Hooper #4 - 3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	18.75	-18.75	-18.17	0.00
Fannie Hooper #5 - 2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	18.75	-18.75	-18.17	0.00
Fannie Hooper #6 - 2	*P-DP*	0.13	0.49	11.49	2.47	0.00	6.89	18.75	-11.68	-11.13	0.16
Proved Producing Rsv Class & Category											
TX State											
TYLER (TX) County											
GREGORY Field											
GREGORY #1 wiw - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
GREGORY #2 - 2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Proved Producing Rsv Class & Category											
TX State											
TYLER (TX) County											
JOES LAKE, E. Field											
HURD #15 swd - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00

Economic One-Liners

Project Name : TFI 2014 Year End Reserves

As of Date: 1/1/2015

Ownership Group : All Cases

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	 Gas (MMcf)	Net Revenue Oil (M$)	 Gas (M$)	 Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	 Disc. CF (M$)	Life (years)
HURD #40 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
HURD #1 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-36.53	0.00
Proved Producing Rsv Class & Category											
TX State											
TYLER (TX) County											
JOES LAKE, W. Field											
ARCO FEE LJ #1 - 1	*P-DP*	0.53	0.00	47.54	0.00	0.00	41.53	37.50	-31.49	-29.82	0.25
VASTAR FEE #1r - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-35.77	0.00
VASTAR FEE #2 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-35.77	0.00
Proved Producing Rsv Class & Category											
TX State											
TYLER (TX) County											
THEUVENINS CREEK Field											
KIRBY-MCINNIS #2 - 2	*P-DP*	0.04	0.00	4.15	0.00	0.00	1.00	37.50	-34.35	-2.65	0.08
KIRBY-MCINNIS #10D SWD - 2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	37.50	-37.50	-5.79	0.00
KIRBY-MCINNIS #1 - 1	*P-DP*	29.35	0.00	2,675.71	0.00	0.00	1,575.69	37.50	1,062.52	673.83	19.35

List of Wells w API Numbers Included in Report

Well	API no.	County/Parrish	YE 2014 Res.	St	Field No	Field	Jnit/Lease No	
Berzas #1	17039203970000	Evangeline	Y	LA	3813	Fenris	444760	Production from DI for Berzas 1 And Guillory #1 combined match th
Guillory #1	17039203360000	Evangeline	Y	LA	3813	Fenris	444760	Production from DI for Berzas 1 And Guillory #1 combined match th
Leroy Fontenot SWD 2	17039005830000	Evangeline	N	LA	3813	Fenris	444760	Confirmed SWD by SONRIS
Richard Lafluer #1	17039201460000	Evangeline	N	LA	0290	Basile, East		P&A December 2014
Larry Lafluer #B-1	17039202020000	Evangeline	N	LA	0290	Basile, East		P&A December 2014
Larry Lafluer SWD #1	17039201360000	Evangeline	N	LA	0290	Basile, East		P&A December 2014
Shore Oil Co SWD #1	17101213620000	St Mary's	N	LA	2528	Charenton	47176	Sonris confrms no production doesn't specify as SWD
Shore Oil Co SWD #2	17101213700000	St Mary's	N	LA	2528	Charenton	47176	Confirmed SWD by SONRIS
Shore Oil Company #1	17101213620000	St Mary's	N	LA	2528	Charenton	47176	Sonris shows last production 11/2012
Shore Oil Company #3	17101214290000	St Mary's	N	LA	2528	Charenton	47176	Sonris shows last production 5/1995
Sterling Sugars #1	17101214420000	St Mary's	Y	LA	2528	Charenton	47176	Producing in unit # 047176
Shore Oil Company #4	17101214590000	St Mary's	N	LA	2528	Charenton	47176	Sonris shows last production 1/2002
Shore Oil Company #5	17101214930000	St Mary's	Y	LA	2528	Charenton	47176	Producing in unit # 047176
Shore Oil Company #9	17101216340000	St Mary's	N	LA	2528	Charenton	47176	Sonris shows SI snce '93
Paramount Petroleum #1	17101218640000	St Mary's	Y	LA	2528	Charenton	47176	Producing in unit # 047176
Arco Fee #2	4224130376	Jasper	Y	TX	16852450	Champion (Wilcox 9050)	16228	Confirmed TRCC that it is a producing well
Arco Fee #1	4224130519	Jasper	N	TX	16852450	Champion West (Wilcox 8610)	21926	Confirmed TRCC that last prod is in 2006
Arco Fee #3	4224130544	Jasper	N	TX	16852450	Champion West (Wilcox 8610)	21926	Confirmed TRRC that it is a SWD
Fannie Hooper #1 SWD	4233900556	Montgomery	N	TX	20211087	Conroe (Cons. U)	182313	SWD as per TRCC, SI 3/2010
Fannie Hooper #2	4233900557	Montgomery	N	TX	20211087	Conroe (Cons. U)	197380	SI as per TRRC 5/2005
Fannie Hooper #3	4233900558	Montgomery	N	TX	20211001	Conroe (Cons. U)	00820	Confirmed TRRC that it is a WIW
Fannie Hooper #4	4233900559	Montgomery	N	TX	20211001	Conroe (Cons. U)	00820	Confirmed TRRC that it is a WIW
Fannie Hooper #5	4233900560	Montgomery	N	TX	20211001	Conroe (Cons. U)	00820	SI as per TRRC 7/1999
Fannie Hooper #6	4233930742	Montgomery	Y	TX	20211001	Conroe (Cons. U)	00820	Confirmed TRCC that it is a producing well
Gregory #1	4245730362	Tyler	N	TX	36815500	Gregory (Wilcox)	17621	Confirmed TRRC that it is a SWD
Gregory #2	4245730378	Tyler	Y	TX	36815500	Gregory (Wilcox)	19773	Confirmed TRCC that it is a producing well
Hurd #1	4245730360	Tyler	Y	TX	46733500	Joes Lake, E. (1st Wilcox)	17689	Confirmed TRCC that it is a producing well
Hurd SWD #15	4245700284	Tyler	N	TX	46733500	Joes Lake, E. (1st Wilcox)	17689	Confirmed TRRC that it is a SWD
Hurd 40	4245700309	Tyler	N	TX	46733500	Joes Lake, E. (1st Wilcox)	17689	SI as per TRRC 5/2012
Arco Fee Little Joe #1	4245730471	Tyler	Y	TX	46740450	Joes Lake, W. (Wilcox)	22256	Confirmed TRCC that it is a producing well
Vastar Fee #1R	4245730508	Tyler	Y	TX	46740450	Joes Lake, W. (Wilcox)	23094	Confirmed TRCC that it is a producing well
Vastar Fee #2 SWD	4245730511	Tyler	N	TX	46740450	Joes Lake, W. (Wilcox)	23094	Confirmed TRRC that it is a SWD
Arco Fee E-1	4224130439	Jasper	Y	TX	75160500	Red Bank Creek	18835	Confirmed TRCC that it is a producing well
Kirby McInnis #1-K (AKA Theuver	4245780113	Tyler	Y	TX	89324700	Theuvenins Creek (Yegua 1-D)	13507	TRCC shows P&A in 1973, Reentered under new API in 1981
Kirby McInnis #2 (AKA Theuvenir	4245700221	Tyler	Y	TX	89324700	Theuvenins Creek (Yegua 1-D)	12858	TRCC shows P&A in 1973, rentered in 1977
Kirby McInnis 10D SWD	4245700228	Tyler	N	TX	49324700	Theuvenins Creek (Yegua 1-D)	103318	Confirmed TRRC that it is a SWD

Interest Table

Case Name	State	County	Field	Wrk Int.	Rev Int.	Lease NRI
Lafleur SWD #1	LA	EVANGELINE (LA)	BASILE, EAST	0.75000000	0.56250000	0.75000000
Richard Lafluer #1	LA	EVANGELINE (LA)	BASILE, EAST	0.75000000	0.56250000	0.75000000
Larry Lafluer #B-1	LA	EVANGELINE (LA)	BASILE, EAST	0.75000000	0.56250000	0.75000000
Leroy Fontenot SWD #2	LA	EVANGELINE (LA)	FENRIS	0.75000000	0.56250000	0.75000000
Guillory #1	LA	EVANGELINE (LA)	FENRIS	0.75000000	0.56250000	0.75000000
Berzas #1	LA	EVANGELINE (LA)	FENRIS	0.75000000	0.56250000	0.75000000
Shore Oil Company #1	LA	ST MARY (LA)	CHARENTON	0.75000000	0.54375000	0.72500000
Shore Oil Co SWD #2	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Shore Oil Company #3	LA	ST MARY (LA)	CHARENTON	0.75000000	0.54375000	0.72500000
Sterling Sugars #1	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Shore Oil Company #4	LA	ST MARY (LA)	CHARENTON	0.75000000	0.54375000	0.72500000
Shore Oil Company #5	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Shore Oil Company #9	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Paramount Petroleum #1	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Shore Oil Co SWD #1	LA	ST MARY (LA)	CHARENTON	0.75000000	0.52500000	0.70000000
Arco Fee #2	TX	JASPER (TX)	CHAMPION	0.75000000	0.56250000	0.75000000
Arco Fee #1	TX	JASPER (TX)	CHAMPION, WEST	0.75000000	0.52500000	0.70000000
Arco Fee #3 SWD	TX	JASPER (TX)	CHAMPION, WEST	0.75000000	0.56250000	0.75000000
Arco Fee E-1	TX	JASPER (TX)	RED BANK CREEK	0.75000000	0.54000000	0.72000000
HOOPER, FANNIE #1 swd	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000
Fannie Hooper #2	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000
Fannie Hooper #3	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000
Fannie Hooper #4	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000
Fannie Hooper #5	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000

Fannie Hooper #6	TX	MONTGOMERY (TX)	CONROE	0.37500000	0.28125000	0.75000000
GREGORY #1 wiw	TX	TYLER (TX)	GREGORY	0.75000000	0.54367275	0.72489700
GREGORY #2	TX	TYLER (TX)	GREGORY	0.75000000	0.54967275	0.73289000
HURD #15 swd	TX	TYLER (TX)	JOES LAKE, E.	0.75000000	0.56250000	0.75000000
HURD #40	TX	TYLER (TX)	JOES LAKE, E.	0.75000000	0.56250000	0.00000000
HURD #1	TX	TYLER (TX)	JOES LAKE, E.	0.75000000	0.56250000	0.00000000
ARCO FEE LJ #1	TX	TYLER (TX)	JOES LAKE, W.	0.75000000	0.56250000	0.75000000
VASTAR FEE #1r	TX	TYLER (TX)	JOES LAKE, W.	0.75000000	0.56250000	0.75000000
VASTAR FEE #2	TX	TYLER (TX)	JOES LAKE, W.	0.75000000	0.56250000	0.00000000
KIRBY-MCINNIS #2	TX	TYLER (TX)	THEUVENINS CREEK	0.75000000	0.54328125	0.72437500
KIRBY-MCINNIS #10D SWD	TX	TYLER (TX)	THEUVENINS CREEK	0.75000000	0.54328125	0.72437500
KIRBY-MCINNIS #1	TX	TYLER (TX)	THEUVENINS CREEK	0.75000000	0.54328125	0.72437500

Discussion

This report in being written nearly one and one-half years after the effective date of the report which is December 31, 2014. These properties were sold by Three Forks in 2015. As a result some of the information that would normally be available is not such as drilling plans and updated geologic maps. The production was updated through March, 2016 and the entire production curves were used to evaluate well performance. This provides more data than is normally available as far as production goes and I believe that it should be used in the evaluation. The well performance has also been affected by apparent maintenance deferrals. Since the resultant well performance is reflected in the production curves it is reflected in the reserves as well.

Pricing Differentials

The product price differentials were calculated by comparing the Henry Hub/WTI prices to actual sales by month for 2014. The following table shows the percentage differentials by well:

Well	% of WTI Price
Arco Fee E-1	98.56%
Arco Fee Little Joe #1	93.96%
Berzas #1	92.22%
Fannie Hooper #6	92.20%
Gregory #2	95.46%
Guillory #1	91.04%
Hurd #1	96.51%
Kirby McInnis #1-K	95.67%
Kirby McInnis #2	102.89%
Larry Lafluer #B-1	93.41%
Paramount Petroleum #1	97.93%
Shore Oil Company #5	99.37%
Sterling Sugars #1	100.34%

Well	% of Henry Hub Price
Fannie Hooper #6	115.8%

(Includes BTU Adj.)

I, Anthony B. Gale, 36998 Timber Drive, Elizabeth, CO 80107 hereby certify:

I am the sole proprietor of Geololcgistics LLC. I prepared this report on June 7, 2016 with an effective date of 12/31/2014.

I do not own or expect to own any interest in Three Forks Incorporated and am not employed for any type of contingent payment.

I attended Marietta College, Marietta, Ohio and graduated with a BSPE in December 1986.

I was employed by Cabot Oil and Gas Corporation from May, 1982 until August 2001 in various engineering and management roles. I was Operations and Engineering Manager for the Western Region when I resigned in 2001.

I was Vice President and Senior Vice President of Gunnison Energy, a small private E&P company, from September 2001 until January 2007.

I was employed by Exxel Energy and its affiliates from January 2007 until June 2008 as Senior Vice President.

I was employed by Caravel Management Company from June 2008 until June 2013. Caravel is a management company where I was employed to manage several small E&P companies including Arrowhead Resources.

In June of 2013 I formed Geologistics LLC, a small engineering firm focusing on acquisition valuations for a number of private clients.

By: [signature]

Anthony B. Gale

Production Curves for Producing Wells


Guillory #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: FENRIS
EVANGELINE (LA),LA
-9.19 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 109.80 Mbbl
Oil Rem: 1.19 Mbbl
Oil EUR: 110.99 Mbbl
Proj Gas Cum: 7.83 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 7.83 MMcf



Berzas #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: FENRIS
EVANGELINE (LA),LA
-23.34 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21
Proj Oil Cum: 20.90 Mbbl
Oil Rem: 1.19 Mbbl
Oil EUR: 22.09 Mbbl
Proj Gas Cum: 1.90 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 1.90 MMcf



Sterling Sugars #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: CHARENTON
ST MARY (LA),LA
26.66 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
100
10
1
.00001
.000001
.0000001
100
10
1
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 208.63 Mbbl
Oil Rem: 2.97 Mbbl
Oil EUR: 211.60 Mbbl
Proj Gas Cum: 263.11 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 263.11 MMcf



Shore Oil Company #5
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: CHARENTON
ST MARY (LA),LA
16.52 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
100
10
1
.00001
.000001
.0000001
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 419.50 Mbbl
Oil Rem: 1.65 Mbbl
Oil EUR: 421.15 Mbbl
Proj Gas Cum: 119.25 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 119.25 MMcf



Paramount Petroleum #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: CHARENTON
ST MARY (LA), LA
-33.56 M$
ASOF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 118.83 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 118.83 Mbbl
Proj Gas Cum: 80.45 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 80.45 MMcf



Arco Fee #2
Oper: JEFFCOAT PRODUCTION COMPANY IN
Major Phase: Oil
Field: CHAMPION
JASPER (TX),TX
-36.53 M$
ASOF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 102.25 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 102.25 Mbbl
Proj Gas Cum: 36.65 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 36.65 MMcf



Fannie Hooper #6
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: CONROE
MONTGOMERY (TX),TX
-11.13 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22
Proj Oil Cum: 92.10 Mbbl
Oil Rem: 0.47 Mbbl
Oil EUR: 92.56 Mbbl
Proj Gas Cum: 157.09 MMcf
Gas Rem: 1.74 MMcf
Gas EUR: 158.83 MMcf



GREGORY #2
Oper: JEFFCOAT PRODUCTION COMPANY IN
Major Phase: Oil
Field: GREGORY
TYLER (TX),TX
-36.53 M$
AS OF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 55.86 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 55.86 Mbbl
Proj Gas Cum: 70.58 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 70.58 MMcf


HURD #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: JOES LAKE, E.
TYLER (TX),TX
-36.53 M$
ASOF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 35.77 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 35.77 Mbbl
Proj Gas Cum: 0.02 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.02 MMcf



ARCO FEE LJ #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: JOES LAKE, W.
TYLER (TX),TX
-29.82 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
100
10
1
.0001
.00001
.000001
02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21
Proj Oil Cum: 249.44 Mbbl
Oil Rem: 0.94 Mbbl
Oil EUR: 250.38 Mbbl
Proj Gas Cum: 197.65 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 197.65 MMcf



VASTAR FEE #1r
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: JOES LAKE, W.
TYLER (TX),TX
-35.77 M$
ASOF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days(mon)
WellCount
100
10
1
1.00
1.0
.0001
.00001
.000001
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 183.08 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 183.08 Mbbl
Proj Gas Cum: 125.14 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 125.14 MMcf


Arco Fee E-1
Oper: JEFFCOAT PRODUCTION COMPANY IN
Major Phase: Oil
Field: RED BANK CREEK
JASPER (TX),TX
-36.53 M$
ASOF(NON-EC)
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21
Proj Oil Cum: 46.15 Mbbl
Oil Rem: 0.00 Mbbl
Oil EUR: 46.15 Mbbl
Proj Gas Cum: 11.02 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 11.02 MMcf


KIRBY-MCINNIS #1
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: THEUVENINS CREEK
TYLER (TX),TX
673.83 M$
ASOF: 1/1/2015
Water (bbl/day)
Gas(Mcf/day)
Oil(bbl/day)
Days(mon)
Well Count
02
03
04
05
06
07
08
09
10
11
12
13
14
15
16
17
18
19
20
21
Proj Oil Cum: 70.29 Mbbl
Oil Rem: 54.03 Mbbl
Oil EUR: 124.32 Mbbl
Proj Gas Cum: 0.00 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 0.00 MMcf


KIRBY-MCINNIS #2
Oper: FIVE-JAB, INC.
Major Phase: Oil
Field: THEUVENINS CREEK
TYLER (TX),TX
-2.65 M$
Water (bbl/day)
Gas (Mcf/day)
Oil (bbl/day)
Days (mon)
Well Count
02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 20 21
Proj Oil Cum: 161.95 Mbbl
Oil Rem: 0.08 Mbbl
Oil EUR: 162.03 Mbbl
Proj Gas Cum: 22.94 MMcf
Gas Rem: 0.00 MMcf
Gas EUR: 22.94 MMcf

SECURITIES AND EXCHANGE COMMISSION
DEFINITIONS OF RESERVES

The following information is taken from the United States Securities and Exchange Commission:

PART 210—FORM AND CONTENT OF AND REQUIREMENTS FOR FINANCIAL STATEMENTS, SECURITIES ACT OF 1933, SECURITIES EXCHANGE ACT OF 1934, PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, INVESTMENT COMPANY ACT OF 1940, INVESTMENT ADVISERS ACT OF 1940, AND ENERGY POLICY AND CONSERVATION ACT OF 1975

Rules of General Application
§ 210.4-10 Financial accounting and reporting for oil and gas producing activities pursuant to the Federal securities laws and the Energy Policy and Conservation Act of 1975.

Reserves

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (*i.e.*, absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (*i.e.*, potentially recoverable resources from undiscovered accumulations).

Proved Oil and Gas Reserves

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.
(i) The area of the reservoir considered as proved includes:
(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. (ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. (iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. (iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable

than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities. (v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Reasonable certainty. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

Reliable technology. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. (i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates. (ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir. (iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. (i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates. (ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project. (iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves. (iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects. (v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with

displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir. (vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Developed Oil and Gas Reserves
Developed oil and gas reserves are reserves of any category that can be expected to be recovered: (i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped Oil and Gas Reserves
Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. (i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. (ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time. (iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

Additional Definitions:

Deterministic Estimate
The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

Probabilistic Estimate
The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

Reasonable Certainty
If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, here should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the

quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, nd economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.